FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement is made as of the 24th day of July, 1998, by and between THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation ("The Source"), and PERIODICAL CONCEPTS, a Texas general partnership doing business as PC2 ("Seller").

         WHEREAS, The Source, under the name of "The Source Information Management Company, Inc.," and Seller entered into an Asset Purchase Agreement on July 10, 1998 (the "Agreement");

         WHEREAS, the correct name of The Source is "The Source Information Management Company";

         WHEREAS, The Source will assign its interest in the Agreement to PC-Sub, Inc., a Missouri corporation and wholly-owned subsidiary of The Source but will remain liable for all of its obligations under the Agreement as hereby amended; and

         WHEREAS, the parties believe that amending the Agreement is in the best interests of both parties hereto and necessary to clarify the terms of the Agreement;

         THEREFORE, it is agreed as follows:

         1.  Every  reference  in  the  Agreement  to  "The  Source  Information
Management  Company,   Inc."  shall  be  replaced  with  and  mean  "The  Source
Information Management Company."

         2. The Source may assign its interest in the Agreement, as amended, to PC-Sub, Inc., and The Source will remain liable for all of its obligations under the Agreement, as amended.

         3. The definition of Assets as contained in Section I of the Agreement is hereby amended as follows:

                  "Assets" means all of the right, title and interest in and to the property, real, personal and mixed, tangible or intangible, of every kind or character and wherever located, of Seller and comprising the Business in its entirety, including (but not limited to) the following:

                           (a) All merchandise,  inventory,  goods, supplies and
                  other products owned by Seller, committed to be purchased by Seller, or otherwise under the control of Seller as of the Closing Date, but not including any commitment of Seller to purchase any item not set forth in the Assigned Contracts;

                           (b)  The Closing Accounts Receivable;

                           (c) The furniture  and  equipment  listed in Schedule
                  1.01;

                           (d)   All   trade   secrets,   know-how   and   other
                  intellectual property and intangible property rights used by Seller in the Business, including the name PC2;

                           (e) All contract rights, privileges, claims of Seller
                  under the Assigned Contracts; and

                           (f) All records,  files,  books of account,  customer
                  and supplier lists and other books and records of Seller relating to the Business and the Assets.

                  Notwithstanding  any other  provision of this  Agreement,  the defined term "Assets" does not include cash, cash equivalents, furniture and fixtures not listed on Schedule 1.01, and the contract between Seller and AAFES as renewed as of October 30, 1997 (the "AAFES Contract").

         4. Section 2.01 of the Agreement is hereby amended to provide as follows:

                  2.01. Transfer of Assets. At the Closing, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of The Source contained herein and in exchange for the Purchase Price, Seller shall (i) transfer, convey and assign the Assets to The Source and (ii) enter into a subcontract agreement with The Source or its assigns whereby Seller grants the exclusive right to such subcontractor to provide all services under the AAFES Contract and to collect and retain all compensation due and owing as a result of the provision of such services.

         5. Section 2.02(a) of the Agreement is hereby amended to provide as follows:

                  (a) At the Closing, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Seller contained herein, The Source shall acquire the Assets and pay the Purchase Price to Seller by wire transferring all such funds pursuant to the following wire transfer instructions for application to the indebtedness of Martin News Agency, Inc., to NationsBank, N.A.:

                   Routing No. 111000025
                   Account No. 187253271
                   For the account of Martin News Agency, Inc.
                   Attn: Mark Henze

         6. Section 4.04 of the Agreement is hereby amended to provide as follows:

                  4.04. Books   and  Records;  Financial  Statements;   Customer
          Revenues.

                           (a) The books of account  of Seller  fully and fairly
                  reflect the transactions, assets and liabilities of Seller. Seller has provided The Source with the Balance Sheet of Seller at December 31, 1997 (the "December 31 Balance Sheet") and the Statements of Operations of Seller for the year then ended (the "Financial Statements"). Seller has provided The Source with comparable financial statements for each of the six months from January 1998 through June 1998 (the "Interim Financial Statements") and will provide The Source with comparable financial statements for each succeeding month, if any, preceding the Closing Date (the "Subsequent Financial Statements") as promptly as practicable following the end of each such month. The Financial Statements and the Interim Financial Statements have been, and the Subsequent Financial Statements will be, accurate and complete, and fairly represent, and will fairly represent, the financial condition of Seller and the income, expenses and results of operation of Seller, for the time periods covered thereby, and do not, and will not, omit to state or reflect any material fact concerning Seller, the Assets or the Business required to be stated or reflected therein or necessary to make the statements therein not misleading. The Financial Statements and the Interim Financial Statements are attached hereto as
                  Schedule 4.04(a).

                           (b) For the 12 months ended June 30, 1998, the revenues of Seller from fees from the customers of the Business for RDA and RDP claims (the "Customer Revenues") were not less than $450,000.

         7. Section 4.07 of the Agreement is hereby amended to provide as follows:

                  4.07. No Conflicting Agreements or Orders . Except for the security interest of NationsBank, N.A., in the Assets, there is no: (a) provision of the partnership agreement of Seller, or of any mortgage, indenture, lease, contract, security agreement, document, instrument, license or agreement binding on Seller or affecting the Assets, or of any federal, state or local law, rule or regulation, or (b) order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality to which Seller is subject, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement or the consummation of the Transaction, nor will such execution, delivery or consummation constitute a default, or an event which, with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing, nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization.

         8. Section 4.15 of the Agreement is hereby amended to provide as follows:

                  4.15. Personal Property, Leases . No personal property used by Seller in the operation of the Business is held under any lease or rental arrangement, except for the leases set forth in Schedule 4.15. The Source is not assuming any lease liability of the Seller under this Agreement.

         9. Section 4.16(a) of the Agreement is hereby amended to provide as follows:

                  (a) Seller has provided The Source with a list of the customers of Seller (the "Customer List"). Attached hereto as Schedule 4.16(a) is an updated Customer List as of July 24, 1998, showing all billed but unpaid claims made on behalf of such customers by Seller and Seller's claim against such customers for Seller's fees attributable to such claims.

         10. Section 4.17 of the Agreement is hereby amended to provide as follows:

                  4.17. Other Contracts . Except for the Assigned Contracts listed on Schedule 4.17, the AAFES Contract, and Seller's lease of its Sharp SF2035 copier, Seller is not a party to, nor are the Assets bound by, any commitment, agreement, indenture, mortgage, deed of trust, lease or any other agreement between Seller and any third party related to the operation of the Business. There is no default of Seller or event that with notice or lapse of time, or both, would constitute a default, nor, to the knowledge of Seller and without notice to the contrary, any default or threatened default by any other party thereto, existing with respect to any of the Assigned Contracts. Seller has not received notice that any party to any of the Assigned Contracts intends to cancel or terminate any of the Assigned Contracts or to exercise or not exercise any options under any of the Assigned Contracts. Seller is not a party to, nor are the Assets bound by, any agreement that is materially adverse to the Assets or the Business.

         11. Section 8.09 of the Agreement is hereby amended to: (i) renumber the section as 6.09 and to restate the reference therein from "Section 8.09" to "Section 6.09" and (ii) replace the reference therein to "1% non-collection factor" with "a 1% to 2% non-collection factor based on the collection history of each account at issue."

         12. Article VI of the Agreement is hereby amended to add the following section:

         6.10 Change of Name by Seller. As soon as practicable after the earlier to occur of Closing or October 30, 1998, the partners of Seller shall cause the filing of documents with the office of Dallas County Clerk abandoning their use of the assumed names "Periodical Concepts" and "PC2," and, if such assumed names were filed of record, they shall cause such documents to be filed with the Secretary of State of Texas.

         13. Section 12.17 of the Agreement is hereby amended to read as follows:

                  12.17. Allocation of Purchase Price. The parties agree to allocate the Purchase Price for tax purposes by allocating that portion of the Purchase Price which is equal to the book value of the tangible assets included within the Assets, as carried on the books of the Seller, to such tangible assets, and the remainder to goodwill.

         14. Except as modified herein, all terms of the Agreement shall remain in full force and effect.

THE SOURCE INFORMATION                      PERIODICAL CONCEPTS
MANAGEMENT COMPANY


By:___________________________              By:________________________________
     W. Brian Rodgers                           Ben Martin
    Chief Financial Officer                     General Partner



         Partners of Seller (who are executing this Agreement solely for the purposes of Section 12.01 and, with respect to Seller Executives, Section 6.09).



-------------------------------             -----------------------------------
Ben Martin                                  David Parry


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Casey N. Martin                             Ellajean Martin Snyder